As filed with the Securities and Exchange Commission on February 10, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bumble Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7370	85-3604367
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1105 West 41st Street

Austin, TX 78756

Telephone: (512) 696-1409

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Whitney Wolfe Herd

Chief Executive Officer

Bumble Inc.

1105 West 41st Street

Austin, TX 78756

Telephone: (512) 696-1409

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua Ford Bonnie Edgar J. Lewandowski William R. Golden III Simpson Thacher & Bartlett LLP 900 G Street, N.W. Washington, D.C. 20001 Telephone: (202) 636-5500	Laura Franco Chief Legal and Compliance Officer Bumble Inc. 1105 West 41st Street Austin, TX 78756 Telephone: (512) 696-1409	Byron B. Rooney Roshni Banker Cariello Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Telephone: (212) 450-4000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-252124

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share(3)	5,750,000	$43.00(2)	$247,250,000	$26,974.98

(1)	Includes 750,000 shares of Class A common stock that are subject to the underwriters’ option to purchase additional shares.
(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
(3)

The shares of Class A common stock being registered hereunder are in addition to the 51,750,000 shares of Class A common stock registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-252124).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to
Rule 462(b) under the Securities Act of 1933, as amended, by Bumble Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-252124), as amended, which was declared effective by the Commission on February 10, 2021.

The Registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on February 11, 2021) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Simpson Thacher & Bartlett LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-1 filed by the Registrant on February 10, 2021 (File No. 333-252124) and incorporated herein by reference)

23.1	Consent of Ernst & Young LLP as to Bumble Inc.

23.2	Consent of Ernst & Young LLP as to Worldwide Vision Limited

23.3	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to the Registration Statement on Form S-1 filed by the Registrant on January 15, 2021 (File No. 333-252124) and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 10th day of February, 2021.

BUMBLE INC.

By:	/s/ Anuradha B. Subramanian
Name: Anuradha B. Subramanian Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of February, 2021.

Signature	Title

* Whitney Wolfe Herd	Chief Executive Officer and Director (principal executive officer)

*	Chair of the Board of Directors
Ann Mather

*	Director
Christine L. Anderson

*	Director
R. Lynn Atchison

*	Director
Sachin J. Bavishi

*	Director
Matthew S. Bromberg

*	Director
Jonathan C. Korngold

*	Director
Elisa A. Steele

*	Director
Pamela A. Thomas-Graham

/s/ Anuradha B. Subramanian Anuradha B. Subramanian	Chief Financial Officer (principal financial officer and principal accounting officer)

* By:	/s/ Anuradha B. Subramanian
	Name:	Anuradha B. Subramanian
	Title:	Attorney-in-fact